Exhibit 5.2

August 1, 2024

MGP Ingredients, Inc.

100 Commercial Street, Box 130

Atchison, Kansas 66002

Re:	MGP Ingredients, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Kansas local counsel to MGP Ingredients, Inc., a Kansas corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed or to be filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Act, of shares of the Company’s common stock, no par value per share (the “Common Stock”), debt securities (the “Debt Securities”), warrants for the purchase of debt or equity securities (the “Warrants”), rights for the purchase of equity securities (“Rights”), and units consisting of one or more debt securities, equity securities, Warrants, Rights or any combination of securities (“Units” and, together with the Common stock, Debt Securities, Warrants, and Rights, the “Offered Securities” and each an “Offered Security”).

The Offered Securities may be offered and sold by the Company, from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

The Common Stock is to be issued under the Amended Articles of Incorporation of the Company, as amended to date and currently in effect (the “Articles of Incorporation”). The Debt Securities are to be issued under an indenture substantially in the form filed as Exhibit 4.1 to the Registration Statement, with appropriate insertions (the “Indenture”), to be entered into by the Company and a trustee to be named by the Company. The Warrants are to be issued from time to time under warrant agreements (including a form of certificate evidencing the Warrants) in a form to be filed and incorporated into the Registration Statement (each, a “Warrant Agreement”). The Rights are to be issued from time to time under rights agreements (including a form of certificate evidencing the Rights) in a form to be filed and incorporated into the Registration Statement (each, a “Rights Agreement”). The Units are to be issued from time to time under unit agreements (including a form of certificate evidencing the Units) in a form to be filed and incorporated into the Registration Statement (each, a “Unit Agreement” and, together with the Articles of Incorporation, the Indenture, each Warrant Agreement, and each Rights Agreement, the “Governing Documents”).

1201 Walnut Street, Suite 2900, Kansas City, MO 64106

MGP Ingredients, Inc.

In connection with this opinion letter, we have examined originals or copies, certified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Indenture; (iv) the Articles of Incorporation; (v) the Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”); and (vi) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Offered Securities and related matters. We also examined originals or copies, certified to our satisfaction, of such corporate records of the Company, certificates of public officials and representatives of the Company and other documents as we deemed necessary to deliver the opinions expressed below. In such examination, we have assumed, without inquiry or other investigation, (i) the legal capacity of each natural person executing the agreements described herein; (ii) the authenticity and completeness of all documents submitted to us as originals; (iii) the genuineness of all signatures; (iv) the conformity to the authentic originals of all documents submitted to us as copies; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (vi) that each certificate or copy of a public record furnished by public officials is authentic, accurate and complete; (vii) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion letter and no undisclosed prior waiver of any right or remedy contained in any of the documents; and (viii) that each transaction complies with all tests of good faith, fairness and conscionability required by law. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, trust or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

We have also assumed that: (i) prior to the delivery of any Offered Security, the Board (or a duly established and authorized committee thereof) shall have duly established the terms of such Offered Security and duly authorized the issuance and sale of such Offered Security and such authorization shall not have been modified or rescinded and the Offered Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, such authorization; (ii) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Kansas; (iii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (iv) a Prospectus Supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby; (v) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) none of the particular terms of any Offered Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law; (viii) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Offered Securities or Governing Documents, nor the compliance by the Company with the terms of such Offered Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect; (ix) the Company shall have received legally sufficient consideration for all Offered Securities; (x) at the time any Offered Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), there will not have occurred any change in the law or in the Articles of Incorporation or Bylaws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Offered Securities or Governing Documents; (xi) the terms of the Offered Securities will be established in conformity with the applicable Governing Documents and the Offered Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Offered Securities under the Governing Documents; (xii) any Offered Securities issuable upon conversion, exchange, exercise or settlement of any other Offered Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Offered Securities will be effected in accordance with the terms and conditions set forth in such other Offered Securities and the Governing Documents related thereto; (xiii) all certificates evidencing any Offered Securities will be in the form required by law and approved for issuance by the Company; (xiv) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Kansas General Corporation Law; and (xv) the Offered Securities will be duly registered on the books of the transfer agent and registrar thereof in the name and on behalf of the holders thereof.

MGP Ingredients, Inc.

Based on such examination and subject to the foregoing assumptions, exceptions, qualifications and limitations, we express the following opinions:

1. The Company has been incorporated under the Kansas General Corporation Law and its status is active based solely on a Certificate of Status of the Company dated July 31, 2024 and issued by the Secretary of State of Kansas.

2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Indenture, each Warrant Agreement, each Rights Agreement and each Unit Agreement.

3. With respect to the Common Stock, when (i) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Common Stock, the terms of the offering thereof and related matters, (ii) a prospectus supplement and any other offering material with respect to such Common Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) the Company has obtained any legally required consents, approvals, authorizations or other orders of the Commission and any other regulatory authorities (iv) any certificates evidencing such Common Stock have been duly executed, registered and delivered (or in the case of Common Stock issued without certificates, duly registered and constructively delivered through book entry of such Common Stock), (v) such shares of Common Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly established and authorized committee thereof) and (vi) the Company has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

MGP Ingredients, Inc.

The laws covered by the opinions expressed herein are limited to the laws of the State of Kansas.

The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. Our opinions are limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein. This opinion letter speaks only as of its date. We undertake no obligation to advise the addressees (or any other third party) of changes in law or fact that occur after the date of this opinion, even though the change may affect the legal analysis, a legal conclusion or an informational confirmation in this opinion.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very Truly Yours,

/s/ Stinson LLP

Stinson LLP